Exhibit 99.1

American Access Technologies Signs Letter of Intent With M&I Electric Industries, Inc.

Will provide “Access” to high growth markets via a proposed share exchange

Keystone Heights, FL – July 6, 2006 – PRNewswire – FirstCall – American Access Technologies, Inc. (NASDAQ: AATK) is pleased to announce it has signed a letter of intent to combine with M&I Electric Industries, Inc., a Houston-based provider of a wide range of switchgear, drives and other electrical products and services primarily to the energy industry. The company expects to complete a share exchange transaction in the third quarter of 2006.

Howard W. Kelley, chairman of the board of American Access, stated, “Combining these two companies will optimize opportunity and maximize synergy. The timing could not be better for either company. AATK is excited about the potential this combination creates and the immediate profit contribution we anticipate it will bring to our shareholders.”

The proposed acquisition is subject to negotiation of a definitive share exchange agreement with the M&I shareholders, approval by American Access shareholders, and continued listing of American Access stock on the NASDAQ stock market. In order to accommodate the transaction schedule and address all matters requiring shareholder action at a single meeting, the annual American Access shareholders meeting usually occurring in July is now expected to be held later in the third quarter of 2006.

About M&I Electric Industries, Inc.

Formed in 1946, M&I Electric provides power delivery and drive products and services to the land and marine oil and gas industry (drilling and exploration, production, pipeline, vessels, refining and petrochemical). M&I offers similar products and services to other markets where critical mass, counter cyclicality or technical synergy exists. The company’s facilities are located in Houston and Beaumont, Texas, and Bay St. Louis, Mississippi. M&I also has joint ventures in Singapore and Xian, China. M&I Electric’s primary products include electrical distribution, AC and DC drives and control equipment, and services ranging from electrical contracting through sophisticated evaluation, troubleshooting, modernization and upgrading of industrial and marine electrical systems.

M&I reported unaudited 2005 revenues in excess of $35 million and pretax net income of approximately $2 million and has advised American Access it expects 2006 revenues in excess of $45 million and earnings before income taxes to approximate $4 million, exclusive of any transaction costs.

American Access expects its financial statements issued after the transaction will reflect M&I as the acquirer and therefore will be immediately accretive to earnings in 2006 and beyond.

The Share Exchange Transaction

It is anticipated the business combination will be completed by the issuance of American Access common stock in exchange for the outstanding shares of M&I Electric and will result in the current shareholders of M&I Electric holding 80% of the total shares of American Access common stock to be outstanding after the closing.

Speaking about M&I, AATK board chairman Kelley: “Not only is this company a well-regarded supplier and contractor to the booming oil and gas services sector, but this agreement will also open the door to China for our investors. Together, there will be opportunities to create shareholder value by accelerating sales and earnings growth and by accessing the capital markets to pursue other strategic growth opportunities.”

Arthur G. Dauber, chairman and chief executive officer of M&I, would be named CEO of the company at the close of the transaction. Mr. Dauber has served as CEO of M&I since 1984. Prior to that time, Mr. Dauber held positions at the General Electric Company in general management, strategic planning and manufacturing. He also completed General Electric’s Manufacturing Management Program. Mr. Dauber holds a BS degree from the University of Michigan and an MBA from the University of Pennsylvania’s Wharton School.

Commenting on the transaction, Dauber stated, “We are excited about the combination with American Access and the platform for growth it represents through the public venue. This transaction should accelerate both companies’ growth strategies and further enable negotiation and development of strategic collaborations and alliances.”

About American Access Technologies, Inc.

American Access manufactures patented zone cabling and wireless enclosures that mount in ceilings, raised floors, and in custom furniture, for routing of telecommunications cabling, fiber optics and wireless solutions to the office desktop. The Company’s concept of “zone cabling” reduces costs for initial network installation and facilitates moves, adds, changes and upgrades for the network installations of today and tomorrow. Its Omega Metals division manufactures its proprietary products, and also provides state-of-the-art metal fabrication and finishing techniques to public and private companies and U.S. government contractors.

News and product/service information are available at www.aatk.com.

Investor Notice: American Access Technologies, Inc. will file a proxy statement and other documents with the Securities and Exchange Commission in relation to the proposed business combination. Investors and shareholders are urged to carefully read these documents when they become available because they will contain important information concerning American Access Technologies, Inc., M&I Electric Industries, Inc. and the proposed business combination. A definitive proxy statement will be sent to shareholders of American Access seeking their approval of the transactions contemplated in connection with the business combination. Investors and security holders may obtain a free copy of the proxy statement (when it is available) and other documents containing information about American Access Technologies, Inc., without charge, at the SEC’s website at www.sec.gov. Copies of the American Access proxy statement and the SEC filings that will be incorporated by reference in the proxy statement may also be obtained free of charge by directing a request to Joseph McGuire, CFO of American Access at (352) 473-6673, by e-mail to jmcguire@aatk.com or by accessing its website at www.aatk.com.

American Access Technologies, Inc. and its officers and directors may be deemed to be participants in the solicitation of proxies from its shareholders. Information about these persons and a description of their direct or indirect interests, by security holdings or otherwise, can be found in American Access’ Annual Report on Form 10-KSB filed with the SEC, and additional information about such persons may be obtained from the proxy statement related to this transaction when it becomes available.

This announcement shall not constitute an offer to sell or the solicitation of an offer to buy any securities. The securities to be offered have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration.

Cautionary Note Concerning Forward-Looking Statements: This announcement contains forward-looking statements regarding M&I and the expected impact of the acquisition of M&I on American Access’ business operations and financial results. Those statements involve risks and uncertainties, and actual results could differ materially from those discussed. Factors that could cause or contribute to such differences include, but are not limited to, the timing of the closing of the transaction and the possibility that the transaction may not close. While American Access believes that such forward-looking statements are based on reasonable assumptions, there can be no assurance that they will be achieved or achieved on the schedule indicated. Furthermore, unanticipated future events, economic conditions and financial trends may affect future revenues, operating results and financial position. Investors are cautioned that these forward-looking statements are not guarantees of future performance. Other risks and uncertainties are set forth in American Access’ SEC filings. The Company assumes no obligation to publicly update or revise its forward-looking statements even if experience or future events make it clear that any of the projected results expressed or implied herein will not be realized.